EXHIBIT 99.1
NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371
FOR IMMEDIATE RELEASE:
August 17, 2006
SEARS HOLDINGS REPORTS SECOND QUARTER RESULTS
HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (“Holdings” or “the Company”) (NASDAQ: SHLD) today reported net income of $294 million, or $1.88 per diluted share, for the second quarter ended July 29, 2006, compared with net income of $161 million, or $0.98 per diluted share, for the second quarter ended July 30, 2005. The second quarter 2006 results include a $36 million pre-tax gain, or $22 million net of taxes ($0.14 per diluted share), representing the Company’s portion of proceeds received during the second quarter of 2006 related to the settlement of Visa/MasterCard antitrust litigation. Excluding the impact of this gain, second quarter 2006 net income was $272 million, or $1.74 per diluted share. In addition, the prior year second quarter results included $42 million in merger-related restructuring charges at Kmart, or $26 million net of taxes ($0.16 per diluted share). Excluding the impact of these charges, prior year second quarter net income was $187 million, or $1.14 per diluted share. The improvement in second quarter 2006 earnings reflects improved profitability at both Kmart and Sears Domestic, largely due to reduced expenses and an increase of 120 basis points in gross margin rate from 27.2% in 2005 to 28.4% in 2006.
“Sears Holdings’ resolve to improve the profitability of this business remains strong and is borne out in the company’s second quarter results,” said Aylwin Lewis, Sears Holdings’ chief executive officer and president. He added, “While we are making progress, we must continue to focus on our customers, improve the shopability of our stores and continue to give our customers reasons to shop our stores more frequently.”
Second Quarter Revenues and Comparable Store Sales
For the quarter, domestic comparable stores sales declined 3.8% in the aggregate, with Sears Domestic comparable store sales declining 6.3% and Kmart comparable store sales declining 0.6%. The comparable store sales declines at both Kmart and Sears Domestic reflect the impact of increased competition and lower transaction volumes. At Kmart, comparable store sales declines in home goods were partially offset by increased sales within a number of merchandise categories, including apparel, general merchandise, pharmacy and food and other consumable goods. At Sears Domestic, comparable store sales declined across most categories and formats, with more pronounced sales declines within both the home fashion and lawn and garden categories.
Total revenues declined $0.4 billion to $12.8 billion for the 13 weeks ended July 29, 2006, as compared to total revenues of $13.2 billion for the 13 weeks ended July 30, 2005. Sears revenues were $8.3 billion for the 13 weeks ended July 29, 2006 as compared to $8.6 billion for the 13 weeks ended July 30, 2005 primarily reflecting the impact of comparable store sales declines, partially offset by an increase in the total number of Sears Full-line stores in operation, resulting mainly due to conversions from the Kmart format. Total revenues at Kmart declined $0.1 billion as compared to the prior year period, primarily reflecting a reduction in the total number of Kmart stores in operation.

Operating Income
Operating income was $517 million for the 13 weeks ended July 29, 2006, as compared to $324 million for the 13 weeks ended July 30, 2005. The increase in operating income was due to an increase of $92 million of Kmart operating income, as well as a $77 million increase in Sears Domestic operating income mainly due to lower expenses as a result of realizing merger synergies and a reduction of selling and administrative costs which decreased from $3.0 billion (22.8% of revenues) last year to $2.8 billion (22.1% of revenues) this year. The second quarter 2006 results include a $36 million one-time gain, recorded as a reduction of selling and administrative expenses, representing the Company’s portion of proceeds received during the second quarter of 2006 related to the settlement of Visa/MasterCard antitrust litigation. Excluding the impact of this gain, second quarter operating income was $481 million. In addition, the prior year results included $42 million in merger-related restructuring charges at Kmart. Excluding the impact of these charges, the prior year second quarter operating income was $366 million. Revenues declined from $13.2 billion last year to $12.8 billion this year, however, the impact of this decline was largely offset by an improvement in gross margin rate to 28.4% this year, an increase of 120 basis points from the prior year rate.
Financial Position
The Company had cash and cash equivalents of $3.7 billion at July 29, 2006 (of which $3.2 billion is domestic and $0.5 billion is at Sears Canada) as compared to $2.1 billion at July 30, 2005 and $4.4 billion at January 28, 2006. The decline in cash from fiscal 2005 year end is attributable to share repurchases, cash used in the acquisition of additional interests in Sears Canada, capital expenditures and debt repayments, partially offset by cash generated from operations.
Merchandise inventories at July 29, 2006 were approximately $9.5 billion, as compared to $9.0 billion as of July 30, 2005. The increase reflects planned increases due to earlier receipt of product this year and increases in categories where the Company believes business trends support higher inventory levels. Merchandise payables were $3.3 billion at July 29, 2006, as compared to $3.5 billion as of July 30, 2005.
Share Repurchase
During the second quarter of 2006, the company repurchased 0.7 million common shares at a total cost of $91 million, or an average price of $137.67 per share. As of July 29, 2006, the Company had remaining authorization to repurchase $406 million of common shares under its existing share repurchase program approved by the board of directors. The remaining shares may be purchased in the open market, through self-tender offers or through privately negotiated transactions. Timing will depend on prevailing market conditions, alternative uses of capital and other factors.
Investment of Available Capital
As noted above, the Company had total domestic cash and cash equivalents of $3.2 billion at July 29, 2006. Since the merger between Kmart and Sears, the Company’s cash flows have exceeded its working capital, financing and capital investment needs, and management expects that the Company’s cash flows will continue to exceed its operating cash needs for the foreseeable future.
The Company regularly evaluates how best to use available capital to increase shareholder value. The Company has and will continue to invest in its businesses to improve the customer experience and provide the opportunity for attractive returns. The Company has also repurchased $1.1 billion of its common shares since the merger and expects to continue to repurchase shares subject to market conditions and board authorization. In addition, the Company may pursue investments in the form of acquisitions, joint ventures and partnerships where the Company believes attractive returns can be obtained. Further, the Company may determine under certain market conditions that available capital is best utilized to fund investments that it believes offer the Company attractive return opportunities, whether or not related to its ongoing business activities.
As previously reported, the Company’s Board of Directors has delegated authority to direct investment of the Company’s surplus cash to its Chairman, Edward S. Lampert, subject to various limitations that have

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been or may be from time to time adopted by the Board of Directors and/or Finance Committee of the Board of Directors. As of July 29, 2006, the Company’s surplus cash was primarily invested in short-term, highly liquid investments. The Company is currently using, and may in the future use, a portion of its available capital to invest in marketable securities and other financial instruments, including derivatives. These investments may include significant and highly concentrated direct investments and/or related derivative positions with respect to the equity securities of public companies. Derivative contracts would be recorded on the Company’s balance sheet at fair value and, for non-hedge contracts, changes in fair value would be recognized currently in earnings as unrealized gains or losses.
“Our strong financial position and cash flow generation provide us with the flexibility to capitalize on a wide range of market opportunities as they arise. In addition to investing in our business and acquiring our shares, we are prepared to invest substantial amounts of capital if we identify other attractive investment opportunities which have the potential for returns we believe appropriately compensate the Company for the associated risks.” said Edward S. Lampert, Chairman of Holdings.
Any such investments will involve risks, and shareholders should recognize that Holdings’ balance sheet may change depending on the extent of excess funds and the timing, magnitude and performance of investments which the Company may make. Furthermore, such investments would be subject to volatility that may affect both the recorded value of the investments as well as the Company’s periodic earnings.
Adjusted EBITDA
For purposes of evaluating operating performance, the Company’s management uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as operating income appearing on the statement of operations less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain merger-related costs, nonrecurring gains and restructuring charges. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s businesses for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP financial measures as well in managing the Company’s businesses.
While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:
•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Adjusted EBITDA excludes the one-time gain resulting from the settlement of Visa/MasterCard litigation;

•	Management considers merger transaction costs to result from extraordinary activities that are not part of normal operations;

•	Restructuring activities, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results; and

•	Management considers gains/ (losses) on the sale of assets to result from investing decisions rather than ongoing operations.

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Adjusted EBITDA was determined as follows:

	13 Weeks Ended		26 Weeks Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
				Pro Forma
Operating income per statement of income	$517	$324	$848	$424
Plus depreciation and amortization	276	280	565	563
Less gain on sale of assets	(7)	(4)	(24)	(11)

Before excluded items	786	600	1,389	976

Vice Chairman Separation Expense	8	—	8	—
Visa/MasterCard settlement	(36)	—	(36)	—
Merger transaction costs	—	—	—	34
Restructuring charges	14	42	23	45

Adjusted EBITDA as defined	$772	$642	$1,384	$1,055

% to revenues	6.0%	4.9%	5.6%	4.1%
Adjusted EBITDA for the Company’s domestic (United States operations) and Sears Canada operations is as follows:

	13 Weeks Ended				26 Weeks Ended
	Adjusted EBITDA		% To Revenues		Adjusted EBITDA		% To Revenues
	July 29,	July 30,	July 29,	July 30,	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005	2006	2005	2006	2005
						Pro Forma		Pro Forma
Domestic operations	$679	$588	5.9%	4.9%	$1,253	$952	5.6%	4.0%
Sears Canada	93	54	7.4%	4.5%	131	103	5.7%	4.5%

Total Adjusted EBITDA	$772	$642	6.0%	4.9%	$1,384	$1,055	5.6%	4.1%

Quarterly Report on Form 10-Q
The Company plans to file with the SEC its Quarterly Report on Form 10-Q for the second quarter 2006 on or before September 7, 2006.
Forward-Looking Statements
Results are preliminary and unaudited. This press release contains forward-looking statements about the Company’s goals. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to, statements about the expected benefits of the business combination of Sears and Kmart, the potential benefits of our investments and future financial and operating results. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Risks and uncertainties include the possibility that we fail to offer products and services that satisfy the desires of our customers, whose preferences may change in the future, or other factors outside the control of Holdings. Actual results may differ materially from those set forth in the forward- looking statements. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available.

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About Sears Holdings Corporation
Sears Holdings Corporation is the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The company is the nation’s largest provider of home services, with more than 13 million service calls made annually. For more information, visit Sears Holdings’ website at http://www.searsholdings.com.

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Sears Holdings Corporation
Statements of Income
(Unaudited)

Amounts are Preliminary and Subject to Change	13 Weeks Ended		26 Weeks Ended
	Reported		Reported		Pro forma
millions, except per common share data	July 29,	July 30,	July 29,	July 30,	July 30,
	2006	2005	2006	2005	2005
REVENUES
Merchandise sales and services	$12,785	$13,114	$24,783	$20,749	$25,800
Credit and financial products revenues	—	78	—	87	173

Total revenues	12,785	13,192	24,783	20,836	25,973

COSTS AND EXPENSES
Cost of sales, buying and occupancy	9,158	9,541	17,823	15,202	18,874
Gross margin dollars	3,627	3,573	6,960	5,547	6,926
Gross margin rate	28.4%	27.2%	28.1%	26.7%	26.8%
Selling and administrative	2,827	3,009	5,548	4,737	6,078
Selling and administrative expense as a percentage of total revenues	22.1%	22.8%	22.4%	22.7%	23.4%

Depreciation and amortization	276	280	565	387	563
Gain on sales of assets	(7)	(4)	(24)	(10)	(11)
Restructuring charges	14	42	23	45	45

Total costs and expenses	12,268	12,868	23,935	20,361	25,549

Operating income	517	324	848	475	424
Interest expense, net	42	72	89	114	147
Bankruptcy-related recoveries	(11)	(15)	(12)	(32)	(32)
Other income	(16)	(2)	(27)	(11)	(21)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	502	269	798	404	330
Income taxes	201	103	319	155	144
Minority interest	7	5	5	7	13

Income before cumulative effect of change in accounting principle	294	161	474	242	173
Cumulative effect of change in accounting principle (net of income tax benefit of $58)	—	—	—	(90)	(90)

NET INCOME	$294	$161	$474	$152	$83

EARNINGS PER COMMON SHARE
Diluted earnings per share before cumulative effect of change in accounting principle	$1.88	$0.98	$3.01	$1.66	$1.06
Diluted earnings per share	$1.88	$0.98	$3.01	$1.05	$0.51

Diluted weighted average common shares outstanding	156.5	165.1	157.3	145.4	163.6

Sears Holdings Corporation
Condensed Balance Sheets

Amounts are Preliminary and Subject to Change	(Unaudited)
millions	July 29,	July 30,	January 28,
	2006	2005	2006
ASSETS
Current assets
Cash and cash equivalents	$3,690	$2,138	$4,440
Receivables	803	1,822	811
Merchandise inventories	9,455	8,953	9,068
Other current assets	917	1,086	888

Total current assets	14,865	13,999	15,207
Property and equipment, net	9,395	10,084	9,823
Goodwill	1,885	1,911	1,684
Tradenames and other intangible assets	3,454	4,039	3,448
Other assets	462	485	411

TOTAL ASSETS	$30,061	$30,518	$30,573

LIABILITIES
Current liabilities
Short-term borrowings and current portion of long-term debt	$295	$822	$748
Merchandise payables	3,274	3,460	3,458
Unearned revenues	1,082	1,019	1,047
Other current liabilities	5,244	4,256	5,097

Total current liabilities	9,895	9,557	10,350

Long-term debt and capitalized lease obligations	3,475	3,333	3,268
Pension and postretirement benefits	2,361	2,614	2,421
Minority interest and other liabilities	2,719	3,713	2,923

Total Liabilities	18,450	19,217	18,962

Total Shareholders’ Equity	11,611	11,301	11,611

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,061	$30,518	$30,573

Total common shares outstanding	155.9	164.9	159.8

Sears Holdings Corporation
Segment Results
(Unaudited)
Amounts are Preliminary and Subject to Change

2006 — Reported	13 Weeks Ended July 29, 2006
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services revenue	$4,472	$7,051	$1,262	$12,785

Cost of sales, buying and occupancy	3,389	4,884	885	9,158
Gross margin dollars	1,083	2,167	377	3,627
Gross margin rate	24.2%	30.7%	29.9%	28.4%
Selling and administrative	874	1,669	284	2,827
Selling and administrative expense as a percentage of total revenues	19.5%	23.7%	22.5%	22.1%
Depreciation and amortization	18	224	34	276
Gain on sales of assets	—	(7)	—	(7)
Restructuring charges	—	—	14	14

Total costs and expenses	4,281	6,770	1,217	12,268

Operating income	$191	$281	$45	$517

Number of:
Kmart Stores	1,398	—	—	1,398
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,091	254	1,345

Total Stores	1,398	2,025	377	3,800

2005 — Reported	13 Weeks Ended July 30, 2005
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$4,642	$7,337	$1,135	$13,114
Credit and financial products revenues	—	—	78	78

Total revenues	4,642	7,337	1,213	13,192

Cost of sales, buying and occupancy	3,529	5,180	832	9,541
Gross margin dollars	1,113	2,157	303	3,573
Gross margin rate	24.0%	29.4%	26.7%	27.2%

Selling and administrative	964	1,718	327	3,009
Selling and administrative expense as a percentage of total revenues	20.8%	23.4%	27.0%	22.8%
Depreciation and amortization	10	235	35	280
Gain on sales of assets	(2)	—	(2)	(4)
Restructuring charges	42	—	—	42

Total costs and expenses	4,543	7,133	1,192	12,868

Operating income	$99	$204	$21	$324

Number of:
Kmart Stores	1,445	—	—	1,445
Full-Line Stores	—	906	122	1,028
Specialty Stores	—	1,150	246	1,396

Total Stores	1,445	2,056	368	3,869

Sears Holdings Corporation
Segment Results
(Unaudited)
Amounts are Preliminary and Subject to Change

2006 — Reported	26 Weeks Ended July 29, 2006
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services revenue	$8,726	$13,748	$2,309	$24,783

Cost of sales, buying and occupancy	6,630	9,545	1,648	17,823
Gross margin dollars	2,096	4,203	661	6,960
Gross margin rate	24.0%	30.6%	28.6%	28.1%

Selling and administrative	1,729	3,289	530	5,548
Selling and administrative expense as a percentage of total revenues	19.8%	23.9%	23.0%	22.4%
Depreciation and amortization	33	464	68	565
Gain on sales of assets	(17)	(7)	—	(24)
Restructuring charges	4	—	19	23

Total costs and expenses	8,379	13,291	2,265	23,935

Operating income	$347	$457	$44	$848

Number of:
Kmart Stores	1,398	—	—	1,398
Full-Line Stores	—	934	123	1,057
Specialty Stores	—	1,091	254	1,345

Total Stores	1,398	2,025	377	3,800

2005 — Reported	26 Weeks Ended July 30, 2005
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$9,182	$10,338	$1,229	$20,749
Credit and financial products revenues	—	—	87	87

Total revenues	9,182	10,338	1,316	20,836

Cost of sales, buying and occupancy	6,997	7,304	901	15,202
Gross margin dollars	2,185	3,034	328	5,547
Gross margin rate	23.8%	29.3%	26.7%	26.7%

Selling and administrative	1,920	2,462	355	4,737
Selling and administrative expense as a percentage of total revenues	20.9%	23.8%	27.0%	22.7%
Depreciation and amortization	20	327	40	387
Gain on sales of assets	(8)	—	(2)	(10)
Restructuring charges	45	—	—	45

Total costs and expenses	8,974	10,093	1,294	20,361

Operating income	$208	$245	$22	$475

Number of:
Kmart Stores	1,445	—	—	1,445
Full-Line Stores	—	906	122	1,028
Specialty Stores	—	1,150	246	1,396

Total Stores	1,445	2,056	368	3,869

2005 — Pro Forma	26 Weeks Ended July 30, 2005
millions		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$9,182	$14,508	$2,110	$25,800
Credit and financial products revenues	—	—	173	173

Total revenues	9,182	14,508	2,283	25,973

Cost of sales, buying and occupancy	6,997	10,322	1,555	18,874
Gross margin dollars	2,185	4,186	555	6,926
Gross margin rate	23.8%	28.9%	26.3%	26.8%

Selling and administrative	1,920	3,533	625	6,078
Selling and administrative expense as a percentage of total revenues	20.9%	24.4%	27.4%	23.4%
Depreciation and amortization	20	469	74	563
Gain on sales of assets	(8)	(1)	(2)	(11)
Restructuring charges	45	—	—	45

Total costs and expenses	8,974	14,323	2,252	25,549

Operating income	$208	$185	$31	$424

Sears Holdings Corporation
Adjusted EBITDA
Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	July 29, 2006			July 30, 2005
	Domestic	Sears	Sears	Domestic	Sears	Sears
	Operations	Canada	Holdings	Operations	Canada	Holdings

Operating income per statement of income	$472	$45	$517	$303	$21	$324
Plus depreciation and amortization	242	34	276	245	35	280
Less gain on sale of assets/businesses	(7)	—	(7)	(2)	(2)	(4)

Before excluded items	707	79	786	546	54	600

Vice Chairman Separation Expense	8	—	8	—	—	—
Visa/MasterCard Settlement	(36)	—	(36)	—	—	—
Restructuring charges	—	14	14	42	—	42

Adjusted EBITDA as defined	$679	$93	$772	$588	$54	$642

% to revenues	5.9%	7.4%	6.0%	4.9%	4.5%	4.9%

	26 Weeks Ended
	July 29, 2006			July 30, 2005
	Domestic	Sears	Sears	Domestic	Sears	Sears
	Operations	Canada	Holdings	Operations	Canada	Holdings
				Pro Forma	Pro Forma	Pro Forma

Operating income per statement of income	$804	$44	$848	$393	$31	$424
Plus depreciation and amortization	497	68	565	489	74	563
Less gain on sale of assets/businesses	(24)	—	(24)	(9)	(2)	(11)

Before excluded items	1,277	112	1,389	873	103	976

Vice Chairman Separation Expense	8	—	8	—	—	—
Visa/MasterCard Settlement	(36)	—	(36)	—	—	—
Merger transaction costs	—	—	—	34	—	34
Restructuring charges	4	19	23	45	—	45

Adjusted EBITDA as defined	$1,253	$131	$1,384	$952	$103	$1,055

% to revenues	5.6%	5.7%	5.6%	4.0%	4.5%	4.1%

Sears Holdings Corporation
Pro Forma Reconciliation
The following tables provide a reconciliation from the as reported results to the pro forma results presented for Sears Holdings, Sears Domestic and Sears Canada for the 26-week period ended July 30, 2005.

Sears Holdings	26-week period ended July 30, 2005
		Pre-merger	Purchase
millions	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services	$20,749	$5,051	$—	$25,800
Credit and financial products revenues	87	86	—	173

Total revenue	20,836	5,137	—	25,973

Cost of sales, buying and occupancy	15,202	3,672	—	18,874
Selling and administrative	4,737	1,330	11	6,078
Depreciation and amortization	387	147	29	563
Gain on sales of assets	(10)	(1)	—	(11)
Restructuring charges	45	—	—	45

Total costs and expenses	20,361	5,148	40	25,549

Operating income (loss)	475	(11)	(40)	424
Interest expense (income), net	114	35	(2)	147
Bankruptcy-related recoveries	(32)	—	—	(32)
Other income	(11)	(10)	—	(21)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	404	(36)	(38)	330
Income tax expense (benefit)	155	4	(15)	144
Minority interest	7	6	—	13

Income before cumulative effect of change in accounting principle	242	(46)	(23)	173
Cumulative effect of change in accounting principle, net of tax	(90)	—	—	(90)

NET INCOME (LOSS)	$152	$(46)	$(23)	$83

Sears Domestic

	26-week period ended July 30, 2005
		Pre-merger	Purchase
millions	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services revenue	$10,338	$4,170	$—	$14,508

Cost of sales, buying and occupancy	7,304	3,018	—	10,322
Selling and administrative	2,462	1,060	11	3,533
Depreciation and amortization	327	116	26	469
Gain on sales of assets	—	(1)	—	(1)

Total costs and expenses	10,093	4,193	37	14,323

Operating income (loss)	$245	$(23)	$(37)	$185

Sears Canada

	26-week period ended July 30, 2005
		Pre-merger	Purchase
millions	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services	$1,229	$881	$—	$2,110
Credit and financial product revenues	87	86	—	173

Total revenues	1,316	967	—	2,283

Cost of sales, buying and occupancy	901	654	—	1,555
Selling and administrative	355	270	—	625
Depreciation and amortization	40	31	3	74
Gain on sales of assets	(2)	—	—	(2)
Restructuring charges	—	—	—	—

Total costs and expenses	1,294	955	3	2,252

Operating income (loss)	$22	$12	$(3)	$31